Exhibit 99.1

NEWS RELEASE

NABORS ANNOUNCES EXERCISE OF UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL COMMON SHARES

Hamilton, Bermuda, June 8, 2018 — Nabors Industries Ltd. (NYSE:NBR) (“Nabors”) announced today that, in connection with its recently completed offering of 35,000,000 of its common shares at a price to the public of $7.75 per share, the underwriters have exercised in full their option to purchase 5,250,000 additional common shares, par value $0.001 per share (the “Additional Shares”).

Nabors will receive additional aggregate gross proceeds of $39,427,500 from the exercise of the option to purchase Additional Shares. Closing of the offering of Additional Shares is expected to occur on June 11, 2018.

Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citi”) acted as book running managers for the offering.

The Additional Shares were offered only by means of a base prospectus and prospectus supplement, which are part of Nabors’ effective shelf registration statement previously filed by Nabors with the Securities and Exchange Commission (“SEC”). Copies of the prospectus supplement and the accompanying base prospectus may be obtained at the SEC’s website at http://www.sec.gov, from Morgan Stanley at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department or by calling 1-866-718-1649 or by e-mail at prospectus@morganstanley.com or from Citigroup at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 800-831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Additional Shares, nor shall there be any offer, solicitation or sale of any Additional Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer or sale will be made only by means of Nabors’ prospectus supplement and the base prospectus forming part of the effective registration statement relating to the Additional Shares.

Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in Nabors’ public filings with the SEC. Nabors has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Nabors’ business and finances in general. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in Nabors’ Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, and Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018, as amended by Amendment No. 1 to Nabors’ Annual Report on Form 10-K filed with the SEC on March 29, 2018, as well as other filings Nabors makes with the SEC from time to time. In providing forward-looking statements, Nabors is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If Nabors updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

About Nabors Industries

Nabors Industries (NYSE:  NBR) owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore platform rigs in the United States and numerous international markets.  Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties.  Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Media Contacts

For further information regarding Nabors, please contact Dennis A. Smith, Vice President of Corporate Development & Investor Relations, +1 281-775-8038.  To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +1 441-292-1510 or via email at mark.andrews@nabors.com.